                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                   _________________________________


                               FORM 8-K

                            CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934


                  __________________________________

   Date of Report (Date of earliest event reported):  June 8, 1995



                       MAXUS ENERGY CORPORATION
        (Exact name of registrant as specified in its charter)


                               DELAWARE
            (State or other jurisdiction of incorporation)

1-8567-2                                                          75-1891531
(Commission File Number)                                    (I.R.S. Employer
                                                         Identification No.)


          717 North Harwood Street, Dallas, Texas 75201-6594
          (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code:  (214) 953-2000

ITEM 5.  OTHER EVENTS.

      On June 8, 1995, a special meeting of the stockholders of Maxus Energy Corporation (the "Company") was held to approve the Agreement of Merger ("Merger Agreement") dated February 28, 1995, between the Company, YPF Acquisition Corp. (the "Purchaser") and YPF Sociedad An nima ("YPF"). The holders of the Company's common stock, $1.00 par value per share (the "Shares"), and $4.00 Cumulative Convertible Preferred Stock (the "$4.00 Preferred Stock" and together with the Shares, the "Voting Shares") approved the Merger Agreement by a vote as set forth below, and the Purchaser was merged into the Company (the "Merger") on June 8, 1995.

                        APPROVAL OF THE MERGER AGREEMENT

         Votes For    Votes Against   Abstentions     Broker Non-Votes
         ---------    -------------   -----------     ----------------
        125,431,963      560,882        261,164              0



      The Merger was the consummation of the transactions contemplated by a tender offer (the "Offer") which was commenced on March 6, 1995 by the Purchaser for all the outstanding Shares at $5.50 per Share. Pursuant to the Offer, in April 1995 the Purchaser acquired 120,000,613 Shares representing approximately 88.5% of the then-outstanding Shares of the Company. As a result of the Merger, each outstanding Share (other than Shares held by the Purchaser, YPF or any of their subsidiaries or in the treasury of the Company, all of which were cancelled, and Shares of holders who perfected their appraisal rights under Section 262 of the Delaware General Corporation
Law) was converted into the right to receive $5.50, and YPF became the sole holder of the Shares. Under the terms of the Merger Agreement, all of the Company's preferred stock, consisting of the $4.00 Preferred Stock, $2.50 Cumulative Preferred Stock and $9.75 Cumulative Convertible Preferred Stock, remain outstanding. YPF currently owns approximately 96.9% of the outstanding Voting Shares.

      The total amount of funds required by the Purchaser to acquire the entire common equity interest in the Company, including the purchase of Shares pursuant to the Offer and the payment for Shares converted into the right to receive cash pursuant to the Merger, and to pay related fees and expenses, is expected to be approximately $800 million. On April 5, 1995, the Purchaser entered into a credit agreement (the "Credit Agreement") with lenders for which The Chase Manhattan Bank (National Association) ("Chase") acted as agent, pursuant to which the lenders extended to the Purchaser a credit facility for up to $550 million (the "Purchaser Facility"). On April 5, 1995, the Purchaser borrowed $442.2 million under the Purchaser Facility and received a capital contribution of $250 million from YPF. The Purchaser used borrowings under the Purchaser Facility and the funds contributed to it by YPF to purchase 120,000,613 Shares pursuant to the Offer.

      Pursuant to a commitment letter from Chase, Chase provided two additional credit facilities aggregating $425 million: (i) a credit facility of $250 million extended to Midgard Energy Company ("Midgard"), a wholly owned subsidiary of the Company, and (ii) a credit facility of $175 million extended to Maxus Indonesia, Inc. ("Holdings"), a wholly owned subsidiary of the Company. The proceeds of the loans made pursuant to these facilities were used to repay, in part, the Purchaser Facility, which was assumed by the Company. In addition, the Company applied $8 million of its available cash to repayment of the Purchaser Facility and is using approximately $85.9 of its available cash to pay holders of Shares converted into the right to receive cash in the Merger.

      MIDGARD FACILITY. Approximately $250 million of the loans under the Purchaser Facility were repaid on June 8, 1995 with funds provided to the Company by Midgard. Midgard provided these funds from the proceeds of a $250 million loan (the "Midgard Loan") extended to it pursuant to a credit agreement (the "Midgard Facility") entered into on such date. In addition, approximately $8 million of the loans outstanding under the Purchaser Facility, including accrued interest on the Purchaser Facility loans, were repaid on June 8, 1995 from cash held by the Company. At this time, the maturity of the Purchaser Facility was extended to June 16, 1995.

      The Midgard Loan was made in a single drawing, will mature on December 31, 2003 and will be repaid in up to 28 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At Midgard's option, the interest rate applicable to the Midgard Loan will be, until March 31, 1997, either (i) the one-, two- or three-month London Interbank Offered Rate plus a margin of 1 3/4% or (ii) the Base Rate (as defined in the Midgard Facility) plus a margin of 3/4% and, thereafter, either (iii) the one-, two- or three-month London Interbank
Offered Rate plus a margin of 2 1/4% or (iv) the Base Rate plus a margin of 1 1/4%. The Midgard Loan is not secured but is guaranteed by YPF and the Company. The agreement evidencing the Midgard Loan contains, among other things, a negative pledge on all assets of Midgard, subject to customary exceptions.
It is anticipated that the Midgard Loan will be repaid with funds generated by Midgard's business operations.

      SUBSIDIARIES FACILITY. Approximately $175 million of the Purchaser Facility was repaid with funds provided on June 16, 1995 to the Company by Holdings. Holdings provided these funds from the proceeds of a $175 million loan (the "Subsidiaries Loan") extended to it pursuant to a credit agreement (the "Subsidiaries Facility") entered into on such date.

      The Subsidiaries Loan was made in a single drawing on June 16, 1995, will mature on December 31, 2002 and will be repaid in up to 24 consecutive quarterly installments commencing on March 31, 1997, subject to semi-annual borrowing base redeterminations. At the option of Holdings, the interest rates applicable to the Subsidiaries Loan will be, until March 31, 1997, either (i) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2 1/4% or (ii) the Base Rate (as defined in the Subsidiaries Facility) plus a margin of 1 1/4 and, thereafter, either (iii) the one-, two- or three-month London Interbank Offered Rate plus a margin of 2 3/4% or
(iv) the Base Rate plus a margin of 1 3/4%. The Subsidiaries Loan to Holdings is secured by the stock of Maxus Northwest Java, Inc. ("Java") and Maxus Southeast Sumatra, Inc. ("Sumatra") (collectively, the "Holdings Subsidiaries") and by the interest of Holdings, Java and Sumatra in certain accounts maintained at Chase into which the proceeds of sales of hydrocarbons are to be deposited, and is guaranteed by Java, Sumatra, YPF and the Company. The agreement evidencing the Subsidiaries Loan contains a negative pledge on all of the other assets of Holdings, subject to customary exceptions. It is anticipated that the Subsidiaries Loan will be repaid with funds generated by the Holdings Subsidiaries' business operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c) EXHIBITS

         4.1 -Credit Agreement dated as of June 8, 1995, between Midgard Energy Company, the lenders signatory thereto and The Chase Manhattan Bank (National Association), as agent.

         4.2 -Credit Agreement dated as of June 16, 1995, between Maxus Indonesia, Inc., Maxus Northwest Java, Inc., Maxus Southeast Sumatra, Inc., the lenders signatory thereto and The Chase Manhattan Bank (National Association), as agent.

                               SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MAXUS ENERGY CORPORATION



                                 By:   /s/ G. R. BROWN
                                     ____________________
                                     G. R. Brown
                                     Vice President and Controller



Dated:  June 23, 1995

                             EXHIBIT INDEX



Exhibit
Number                           Exhibit
- ------                           -------
4.1 Credit Agreement dated as of June 8, 1995, between Midgard Energy Company, the lenders signatory thereto and The Chase Manhattan Bank (National Association), as agent.

4.2 Credit Agreement dated as of June 16, 1995, between Maxus Indonesia, Inc., Maxus Northwest Java, Inc., Maxus Southeast Sumatra, Inc., the lenders signatory thereto and The Chase Manhattan Bank (National Association), as agent.